Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2026, relating to the consolidated financial statements of Kolibri Global Energy Inc. (the Company) appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas

April 30, 2026